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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
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       I hereby consent to the  incorporation by reference in this  Registration
Statement on Form S-8 of my report dated January 17, 1996 relating to the financial statements of CypherCom Solutions Inc., formerly known as ATC Capital Group Ltd. as of December 31, 1995 and 1994 and for each of the years then ended. I also consent to the reference to myself under the caption "Experts" in the Prospectus included in the Registration Statement.

/s/ Thomas W. Klash

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
August 15, 1996


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